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                                                                   EXHIBIT 10.4
                      R.J. REYNOLDS TOBACCO HOLDINGS INC.
                         1999 LONG TERM INCENTIVE PLAN

                      TANDEM RESTRICTED STOCK/STOCK OPTION
                                   AGREEMENT
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                          DATE OF GRANT: July 28, 1999
                              W I T N E S S E T H



1.       Tandem Restricted Stock and Option Grant.

         Pursuant to the provisions of the 1999 Long Term Incentive Plan (the "Plan") R.J. Reynolds Tobacco Holdings, Inc. (the "Company") on the above date has granted, and this Agreement evidences the grant to

                             (NAME) (THE "GRANTEE")

subject to the terms and conditions which follow and the terms and conditions of the Plan, of a grant of

         (A) A TOTAL OF (NUMBER) SHARES OF COMMON STOCK OF THE COMPANY (THE "RESTRICTED STOCK GRANT"), AND, IN TANDEM,

         (B) THE RIGHT AND OPTION TO PURCHASE FROM THE COMPANY A TOTAL OF (NUMBER) SHARES OF COMMON STOCK OF THE COMPANY ("COMMON STOCK"), AT THE EXERCISE PRICE OF $27.50 PER SHARE, THE CLOSING PRICE OF A SHARE OF COMMON STOCK ON THE DATE OF GRANT (THE "OPTION").

A copy of the Plan is attached and made a part of this agreement with the same effect as if set forth in the Agreement itself. All capitalized terms used below shall have the meaning set forth in the Plan, unless otherwise indicated.

2.       Terms of Restricted Stock Grant.

         (a) Receipt and Delivery of Stock. The Grantee waives receipt from the Company of a certificate or certificates representing the shares of Common Stock granted hereunder, registered in his name and bearing a legend evidencing the restrictions imposed on such shares of Common Stock by this Agreement. The Grantee acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by Section 2(b) of this Agreement on the shares of Common Stock granted hereunder lapse. The Grantee acknowledges and agrees that, alternatively, the shares of Common Stock granted hereunder may be in book-entry form


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with instructions from the Company to the Company's transfer agent that such shares shall remain restricted until the restrictions imposed by Section 2(b) of this Agreement on such shares lapse.

         (b) Restrictions on Transfer of Stock. The shares of Common Stock granted hereunder may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered prior to the earliest of:

                  (i)      July 28, 2002, for 50% of the shares,
                           July 28, 2003, for an additional 25% of the shares, July 28, 2004, for an additional 25% of the shares;

                  (ii) the date of the Grantee's Retirement (as defined in this Section 2(b));

                  (iii) the earlier of (x) 60 days after the date of the Grantee's Permanent Disability (as defined in the Company's Long Term Disability Plan) or (y) receipt of written notice by the Company that the Grantee has declined to make the Section 3 Election (as defined in Section 3(a) of this Agreement) pursuant to Section (3)(a)(v) of this Agreement, for 100% of the shares;

                  (iv) the earlier of (x) 60 days after the date of the Grantee's death or (y) receipt of written notice by the Company that the Grantee's representative has declined to make the Section 3 Election pursuant to Section (3)(a)(v) of this Agreement, for 100% of the shares; or

                  (v) the earlier of (x) 60 days after the date of a Change of Control or (y) receipt of written notice by the Company that the Grantee has declined to make the Section 3 Election pursuant to Section
                           (3)(a)(vi) of this Agreement, for 100% of the shares.

         For purposes of this Agreement, the term "Retirement" shall mean retirement at age 65 or over, or early retirement at age 55 or over with the approval of the Chief Executive Officer of the Company, which approval specifically states the number or percentage of shares with respect to which the restrictions referred to in this Section 2(b) will lapse.

         Upon the earlier of (i) 60 days after the involuntary termination of the Grantee's employment with the Company or a subsidiary of the Company without Cause (as defined in Section 4(d) of this Agreement) (an "Involuntary Termination") or (ii) receipt of written notice by the Company that the Grantee has declined to make the Section 3 Election pursuant to Section (3)(a)(vii) of this Agreement, the restrictions imposed by

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this Section 2(b) will lapse with respect to that number of shares of Common
Stock which is equal to (x) the product of (A) the total number of shares of Common Stock granted to the Grantee under this Agreement and (B) a fraction, the numerator of which is the number of whole or partial months between the Date of Grant and date of the Grantee's Termination of Employment (as defined in Section 2(c) of this Agreement) and the denominator of which is 60, minus
(y) the number of shares of Common Stock granted to the Grantee under this Agreement as to which the restrictions set forth in this Section 2(b) have lapsed prior to such involuntary termination of employment.

         At the time the restrictions imposed by this Section 2(b) shall lapse upon any of the shares of Common Stock granted to the Grantee under this Agreement, provided that the Grantee shall not have made a Section 3 Election with respect to such shares, the appropriate number of shares of Common Stock shall be delivered to the Grantee without a restrictive legend on any Common Stock certificate, or, if such shares are held in book-entry form, the Company's transfer agent shall be instructed to remove the restrictions on such shares.

         (c) Forfeiture of Stock. Upon the earlier of a Section 3 Election or the Grantee's Termination of Employment, subject to the provisions of Section 2(b) in the case of an Involuntary Termination, the Grantee shall forfeit all right, title and interest in and to the shares of Common Stock still subject to the restrictions set forth in Section 2(b)(i) of this Agreement (or the portion thereof to which such Section 3 Election relates, as the case may be) and to any dividends to be paid thereafter on such shares. Such forfeited shares of Common Stock shall revert to the Company and shall not become transferable by the Grantee or anyone claiming through the Grantee. For purposes of this Agreement, the term "Termination of Employment" shall mean the termination of the Grantee's active employment with the Company or a subsidiary of the Company; it does not mean the termination of the Grantee's pay and benefits at the end of a period of salary continuation (or other form of severance pay or pay in lieu of salary). The Committee or its agent shall act promptly to record forfeitures pursuant to this paragraph on the stock transfer books of the Company.

         (d) Dividends. If the Grantee is a shareholder of record on any applicable record date, he shall receive any dividends on the shares of Common Stock granted hereunder when paid regardless of whether the restrictions imposed by Section 2(b) of this Agreement hereof have lapsed.

         (e) Voting. If the Grantee is a shareholder of record on any applicable record date, he shall have the right to vote the shares of Common Stock granted hereunder regardless of whether the restrictions imposed by
Section 2(b) of this Agreement hereof have lapsed.

         (f) Registration. The shares of Common Stock granted hereunder may be offered and sold by the Grantee only if such shares are registered for resale under the Securities Act of 1933 (the " 1933 Act") as amended, or if an exemption from registration under such Act is available. The Company has no obligation to effect such registration. By


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executing this Agreement, the Grantee (i) agrees not to offer or sell the shares of Common Stock granted hereunder unless and until such shares are registered for resale under the 1933 Act or an exemption from registration is available, (ii) represents that he accepts such shares of Common Stock for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof and (iii) agrees that he or his beneficiary, on request, will be obligated to repeat these representations in writing prior to any future delivery of such shares of Common Stock.

3.       Option Terms

         (a) Elections. The Option shall be exercisable only if and to the extent the Grantee makes one or more of the following elections (each, a "Section 3 Election") in accordance with the following terms and conditions, and any further procedures which may be established by the Company from time to time:

                  (i) During the period from April 28, 2002 until June 28, 2002, the Grantee may elect to cancel up to 50% of the Restricted Stock Grant in exchange for the right to exercise the Option with respect to the same percentage of shares of Common Stock covered by the Option.

                  (ii) During the period from April 28, 2003 until June 28, 2003, the Grantee may elect to cancel up to 25% of the Restricted Stock Grant in exchange for the right to exercise the Option with respect to the same percentage of shares of Common stock covered by the Option.

                  (iii) During the period from April 28, 2004 until June 28, 2004, the Grantee may elect to cancel up to 25% of the Restricted Stock Grant in exchange for the right to exercise the Option with respect to the same percentage of shares of Common Stock covered by the Option.

                  (iv) In the event the date of the Grantee's Retirement occurs prior to July 28, 2004, during the period of 60 days commencing 90 days prior to the date of the Grantee's Retirement, the Grantee may elect to cancel the portion of his Restricted Stock Grant that will no longer be subject to the restrictions set forth in Section 2(b) of this Agreement as a result of the Grantee's Retirement in exchange for the right to exercise a corresponding portion of the Option.

                  (v) In the event of the date of the Grantee's Permanent Disability or death occurs prior to June 15, 2004, during the period of 60 days commencing on the date of the Grantee's Permanent Disability or death, as applicable, the Grantee (or upon his death, his representative) may elect to cancel the portion of his Restricted Stock Grant still subject to the restrictions set forth in Section 2(b) of this Agreement immediately prior to the date of the Grantee's Permanent Disability, or death, as applicable, in exchange for the right to exercise a corresponding portion of the Option.


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                  (vi) In the event of a Change of Control which occurs prior to July 28, 2004, during the period of 60 days commencing on the date of such Change of Control, the Grantee may elect to cancel the portion of his Restricted Stock Grant still subject to the restrictions set forth in Section 2(b) of this Agreement immediately prior to the date of such Change of Control in exchange for the right to exercise a corresponding portion of the Option.

                  (vii) In the event of an Involuntary Termination (as defined in Section 2(b) of this Agreement) that occurs prior to July 28, 2004, during the period of 60 days commencing on the date of such Involuntary Termination, the Grantee may elect to cancel the portion of his Restricted Stock Grant that will no longer be subject to the restrictions set forth in Section 2(b) of this Agreement as a result of such Involuntary Termination in exchange for the right to exercise a corresponding portion of the Option.

Upon the Grantee making any of the foregoing Section 3 Elections, the portion of the Option subject to such Section 3 Election shall become exercisable on the date that the restrictions set forth in Section 2(b) of this Agreement on the corresponding portion of the Restricted Stock Grant would have lapsed.

         (b) Exercise of Option. Shares subject to the Option may be purchased by giving the Secretary of the Company written notice of exercise, on a form prescribed by the Company, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by

         (i) tender to the Company of cash for the full purchase price of the shares with respect to which such Option or portion thereof is exercised; or

         (ii) the unsecured, demand borrowing by the Grantee from the Company on an open account maintained solely for this purpose in the amount of the full exercise price together with the instruction from the Grantee to sell the shares exercised on the open market through a duly registered broker-dealer with which the Company makes an arrangement for the sale of such shares under the Plan. This method is known as the "broker-dealer exercise method" and is subject to the terms and conditions set forth herein, in the Plan and in guidelines established by the Committee. The Option shall be deemed to be exercised simultaneously with the sale of the shares by the broker-dealer. If the shares purchased upon the exercise of an Option or a portion thereof cannot be sold for a price equal to or greater than the full exercise price plus direct costs of the sales, then there is no exercise of the Option. Election of this method authorizes the Company to deliver shares to the broker-dealer and authorizes the broker-dealer to sell such shares on the open market. The broker-dealer will remit proceeds of the sale to the Company which will remit net proceeds to the Grantee after repayment of the borrowing, deduction of costs, if any, and withholding of taxes. The Grantee's borrowing from the Company on an open account shall be a personal obligation of the Grantee which shall bear interest at the published Applicable Federal Rate ("AFR") for short-term loans and shall be payable upon demand by the Company. Such borrowing may be authorized by telephone


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or other telecommunications acceptable to the Company. Upon such borrowing and the exercise of the Option or portion thereof, title to the shares shall pass to the Grantee whose election hereunder shall constitute instruction to the Company to register the shares in the name of the broker-dealer or its nominee. The Company reserves the right to discontinue this broker-dealer exercise method at any time for any reason whatsoever. The Grantee agrees that if this broker-dealer exercise method under this paragraph is used, the Grantee promises unconditionally to pay the Company the full balance in his open account at any time upon demand. Grantee also agrees to pay interest on the account balance at the AFR for short-term loans from and after demand.

         (b) Expiration of Option.

                  (i) The Option shall expire or terminate and may not be exercised to any extent by the Grantee after the first to occur of the following events:

                  (x) the tenth anniversary of the Date of Grant, or such earlier time as the Company may determine is necessary or appropriate in light of applicable foreign tax laws; or

                  (y) immediately upon the Optionee's Termination of Employment for Cause (as defined in Section 4(d) of this Agreement).

                  (ii) Upon the Grantee's failure to make a Section 3 Election during the designated period with respect to a portion of the Restricted Stock Grant, that portion of the tandem Option to which such Section 3 Election, if made, would have related, shall immediately terminate and have no force or effect.

4.       General Provisions

         (a). No Right to Employment. Neither the execution and delivery of this Agreement nor the tandem awards evidenced by this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Grantee for any specific period or in any particular capacity and shall not prevent the Company or its subsidiaries from terminating the Grantee's employment at any time with or without Cause (as defined in Section 4(d) of this Agreement).

         (b) Change in Common Stock or Corporate Structure. In the event of any stock split, spin-of, stock dividend, extraordinary cash dividend, stock combination or reclassification, recapitalization or merger, change in control, or similar event, the Committee shall make an appropriate adjustment to the exercise price of the Option or to the number or kind of shares or other consideration covered by this Agreement or to which the Option, or portions thereof then unexercised, shall be exercisable, and such other revisions to this Agreement as it deems are equitably required. Any adjustment or revision made by the Committee shall be final and binding on the Grantee, the Company and all other interested persons; provided; however, that the Committee may not make


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any such adjustments or revisions that are adverse to the Grantee without his written consent.

         (c) Application of Laws. All aspects of the tandem awards evidenced by this Agreement shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

         (d) Termination for Cause. If the Grantee has an employment or severance agreement, employment shall be deemed to have been terminated for "Cause" only as such terms is defined in the employment or severance agreement. If the Grantee does not have an employment or severance agreement that defines the term "Cause", the Grantee's employment shall be deemed to have been terminated for "Cause" if the termination results from the Grantee's: (i) criminal conduct; (ii) deliberate continual refusal to perform employment duties on substantially a full time basis; (iii) deliberate and continual refusal to act in accordance with any specific lawful instructions of an authorized officer or employee more senior than the Grantee; or (iv) deliberate misconduct which could be materially damaging to the Company or any of its business operations without a reasonable good faith belief by the Grantee that such conduct was in the best interests of the Company. A termination of employment shall not be deemed for Cause hereunder unless the senior personnel executive of the Company shall confirm that any such termination is for Cause. Any voluntary termination of employment by the Grantee in anticipation of an involuntary termination of employment for Cause shall be deemed to be a termination of employment for Cause.

         (e)  Taxes.

                  (i) Any taxes required by federal, state or local laws to be withheld by the Company on the Date of Grant or the delivery of unrestricted shares of Common Stock pursuant to the Restricted Stock Grant shall be paid to the Company by the Grantee by the time such taxes are required to be paid or deposited by the Company. The Grantee hereby authorizes the conversion to cash by the Company of a sufficient number of shares of Common Stock to satisfy the withholding prior to the delivery of unrestricted shares of Common Stock.

                  (ii) Any taxes required by federal, state, or local laws to be withheld by the Company upon exercise by the Grantee of the tandem Option shall be paid to the Company before delivery of shares of Common Stock is made to the Grantee. When the tandem Option is exercised under the broker-dealer exercise method, the full amount of any taxes required to be withheld by the Company on exercise of stock options shall be deducted by the Company from the proceeds.

         (f) Notices. Any notices required to be given hereunder to the Company shall be addressed to The Secretary, R.J. Reynolds Tobacco Holdings, Inc., Post Office Box 2866, Winston-Salem, NC, 27102-2866, and any notice required to be given hereunder to the Grantee shall be sent to the Grantee's address as shown on the records of the Company.

         (g) Administration and Interpretation. In consideration of the Restricted Stock



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Grant and the Option grant, the Grantee specifically agrees that the Committee shall have the exclusive power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretation and determinations made by the Committee shall be final, conclusive, and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Agreement. The Committee may delegate its interpretive authority to an officer or officers of the Company.

         (h) GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Date of Grant first above written.

                                        R.J. REYNOLDS TOBACCO HOLDINGS INC.


                                        By:-----------------------------------
                                                Authorized Signatory



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Grantee



Grantee's Taxpayer Identification Number:


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Grantee's Home Address:


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